Exhibit 99.3

Unaudited pro forma combined financial statements of

ARI Network Services, Inc. and Channel Blade Technologies Corporation

The following unaudited pro forma financial information relates to the Company's April 27, 2009 acquisition of substantially all of the assets of Channel Blade Technologies Corporation (“Channel Blade”).  Consideration for the acquisition included (1) $500,000 in cash, (2) 615,385 shares of the Company’s common stock, and (3) a seven-year promissory note in the aggregate principal amount of $5,000,000, subject to certain offsets and adjustments. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the historical financial statements of the Company and Channel Blade.

The Company’s historical financial position at April 30, 2009 includes the estimated preliminary purchase price allocation of the April 27, 2009 acquisition of Channel Blade.  The unaudited pro forma condensed balance sheet at April 30, 2009 reflects the historical financial position of the Company at April 30, 2009, with pro forma adjustments to reflect the historical financial position of Channel Blade at April 27, 2007 and adjust for the actual purchase price allocation.  The unaudited pro forma condensed statement of operations for the nine months ended April 30, 2009 reflects the historical results of both companies with pro forma adjustments as if the acquisition had occurred on August 1, 2008. The unaudited pro forma condensed statement of operations for the year ended July 31, 2008 reflects the historical results of operations of the Company for the twelve months ended July, 31, 2008 and Channel Blade for the twelve months ended July 31, 2008, with pro forma adjustments as if the acquisition had occurred on August 1, 2007.  The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supportable, and (c) in the case of certain statement of operations adjustments, expected to have a continuing impact.

The unaudited pro forma condensed financial statements should be read in connection with the Company's and Channel Blade's historical financial statements and related footnotes.

The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what the Company's and Channel Blade's financial position or results of operations as of the dates presented would have been had the acquisition in fact occurred on such date or at the beginning of the period indicated or to project the Company's and Channel Blade's  financial position or results of operations for any future date or period.

ARI Network Services, Inc.

Unaudited Pro Forma Balance Sheet

(In thousands, except sbare and per share data)

		a
	ARI	Pro Forma	Pro Forma
ASSETS	as of 4/30/09	Adjustments	as of 4/30/09
Current Assets:
Cash and cash equivalents	$ 1,083	$ -	$ 1,083
Trade receivables, less allowance for doubtful accounts	1,644	(169)	1,475
Work in Process	161	(2)	159
Prepaid expenses and other	447	93	540
Deferred income taxes	-	-	-
Total Current Assets	3,335	(79)	3,257

Equipment and leasehold improvements (net)	2,018	(222)	1,796
Deferred income taxes	2,509	-	2,509
Other assets	1,274	617	1,891
Goodwill	7,115	410	7,525
Capitalized software product costs (net)	1,485	539	2,024
Total Long Term Assets	14,401	1,344	15,745

Total Assets	$ 17,736	$ 1,265	$ 19,001

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current borrowings on line of credit	$ 500	$ -	$ 500
Current portion of notes payable	376	-	376
Accounts payable	314	(67)	247
Deferred revenue	4,796	1,231	6,027
Accrued payroll and related liabilities	1,100	95	1,195
Accrued sales, use and income taxes	44	-	44
Other accrued liabilities	1,010	6	1,016
Current portion of captial lease obligations	95	-	95
Total Current Liabilities	8,235	1,265	9,500

Long term liabilities:
Notes payable (net of discount)	5,000	-	5,000
Long term payroll related	77	-	77
Capital lease obligations	167	-	167
Total Long Term Liabilities	5,244	-	5,244

Commitments and contingencies	-	-	-

Shareholders' equity (deficit):
Cumulative preferred stock, par value $.001 per share,
1,000,000 shares authorized; 0 shares issued and outstanding	-	-	-
Junior preferred stock, par value $.001 per share, 100,000
shares authorized; 0 shares issued and outstanding	-	-	-
Common stock, par value $.001 per share, 25,000,000 shares
authorized; 7,693,510 and 8,308,895 shares issued and outstanding
at April 30, 2009 on a historical and pro forma basis, respectively	7	-	7
Common stock warrants and options	748	-	748
Additional paid-in-capital	95,681	-	95,681
Accumulated deficit	(92,170)	-	(92,170)
Other accumulated comprehensive income	(9)	-	(9)
Total Shareholders' Equity	4,257	-	4,257

Total Liabilities and Shareholders' Equity	$ 17,736	$ 1,265	$ 19,001

ARI Network Services, Inc.

Pro Forma Statements of Operations

for the twelve months ended July 31, 2008

(In thousands except per share data)

		ChannelBlade	Pro Forma
	ARI	Technologies	Adjustments		Pro Forma

Revenue	$ 16,917	$ 4,526	$ -		$ 21,443
Cost of products and services sold	2,871	913	150	b	3,934
Gross Margin	14,046	3,613	(150)		17,509
Operating expenses:
Depreciation and amortization (exclusive of amortization
of software products included in cost of products
and services sold)	727	125	124	c	976
Customer operations and support	970	-	-		970
Selling, general and administrative	9,163	3,810	-		12,973
Software development and technical support	1,836	1,542	-		3,378
Restructuring	529	-	-		529
Net operating expenses	13,225	5,477	124		18,826
Operating income	821	(1,864)	(274)		(1,317)
Other expense (income)
Interest expense	99	603	(103)	d	599
Other, net	(71)	1	-		(70)
Total other expense	28	604	(103)		529
Income before provision for income taxes	793	(2,468)	(171)		(1,846)
Income tax provision (benefit)	(590)	-	-	e	(590)
Net income (loss)	$ 1,383	$ (2,468)	$ (171)		$ (1,256)

Average common shares outstanding:
Basic	6,678		615	f	7,293
Diluted	6,903		390	f	7,293
Basic and diluted net income (loss) per share:
Basic	$0.21				($0.17)
Diluted	$0.20				($0.17)

ARI Network Services, Inc.

Pro Forma Statements of Operations

for the nine months ended April 30, 2009

(In thousands, except per share data)

		ChannelBlade	Pro Forma
	ARI	Technologies	Adjustments		Pro Forma

Revenue	$ 12,290	$ 3,438	$ -		$ 15,728
Cost of products and services sold	2,229	516	110	b	2,819
Gross Margin	10,061	2,958	(110)		12,909
Operating expenses:
Depreciation and amortization (exclusive of amortization
of software products included in cost of products
and services sold)	691	101	90	c	918
Customer operations and support	838	-	-		838
Selling, general and administrative	6,627	2,473	-		9,100
Software development and technical support	1,033	893	-		1,926
Net operating expenses	9,189	3,503	90		12,782
Operating income	872	(545)	(200)		127
Other expense
Interest expense	76	323	202	d	601
Other, net	12		-		12
Total other expense	88	323	202		613
Income before provision for income taxes	784	(868)	(402)		(486)
Income tax provision	246		-	e	246
Net income (loss)	$ 538	$ (868)	$ (402)		$ (732)

Average common shares outstanding:
Basic	7,040		577	f	7,617
Diluted	7,056		561	f	7,617
Basic and diluted net income (loss) per share:
Basic	$0.08				($0.10)
Diluted	$0.08				($0.10)

ARI Network Services Inc.

Notes to Unaudited Pro Forma Condensed Financial Statements

a.)

This column represents adjustments to the preliminary purchase price allocation as reflected in the previous column.  Such adjustments were primarily based on the audited results of Channel Blade.  The total purchase price is as follows:

Accounts receivable	253,000
Prepaid expenses and other	112,000
Equipment and leasehold improvements	613,000
Other assets	617,000
Goodwill	5,329,000
Capitalized software product costs (net)	539,000
Accounts payable	(94,000)
Deferred revenue	(1,311,000)
Accrued payroll and related liabilities	(95,000)
Total Purchase Price Allocation	$5,963,000

b.)	To record the increase in amortization costs related to the increase in capitalized software costs amortized over five years of approximately $150,000 in fiscal 2008 and $110,000 in fiscal 2009.

c.)

To record the increase in amortization of intangibles related to capitalized customer lists and trademarks amortized over five years of approximately $124,000 in fiscal 2008 and $90,000 in fiscal 2009.

d.)

To eliminate accrued interest expense on the Channel Blade debt that was not acquired and record interest expense on the new notes payable at an effective interest rate of 10.0% or  $500,000 in fiscal 2008 and 14.0% or $525,000 in fiscal 2009.

e.)

There was no adjustment for income taxes because the effects of the Channel Blade acquisition were included in the adjustment to deferred tax assets in the financial statements of ARI at April 30, 2009.

f.)

The weighted average number of shares of Common Stock outstanding are adjusted for the the issuance of 615,385 shares of ARI Common Stock issued for the acquisition of Channel Blade, less the 4 days these shares were included in ARI’s financial statements for the period ended April 30, 2009 and as further adjusted for diluted shares due to the combined pro forma loss.